Exhibit 10.1

EMPLOYMENT AGREEMENT

Cendant Corporation and F. Robert Salerno (the "Executive") are parties to that certain Employment Agreement effective as of August 1, 2003 (the “Prior Agreement”).

WHEREAS, Cendant Corporation (which has been renamed Avis Budget Group, Inc. (the “Company”) and the Executive agree to amend, restate and extend the Prior Agreement as set forth herein (this “Agreement”); and

WHEREAS, the Company desires to employ the Executive as a full-time employee of the Company and the Executive desires to serve the Company in such capacity.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

SECTION I
EFFECTIVENESS

This Agreement shall become effective as of May 31, 2006 (the “Effective Date”). Upon the Effective Date, (i) the Prior Agreement shall terminate and be of no further force or effect and (ii) this Agreement shall become effective.

SECTION II
EMPLOYMENT; POSITION AND RESPONSIBILITIES

The Company agrees to employ the Executive, and the Executive agrees to be employed by the Company, for the Period of Employment as provided in Section III below and upon the terms and conditions provided in this Agreement. During the Period of Employment, the Executive shall serve as the President and Chief Operating Officer of the Company. During the Period of Employment, the Executive shall report to, and be subject to the direction of the Chief Executive Officer of the Company (the "Supervising Officer"). The Executive shall perform such duties and exercise such supervision with regard to the business of the Company as are associated with his position, as well as such additional duties as may be prescribed from time to time by the Supervising Officer. The Executive shall, during the Period of Employment, devote substantially all of his time and attention during normal business hours to the performance of services for the Company. The Executive shall maintain a primary office and conduct his business in Parsippany, New Jersey (the “Business Office”), except for normal and reasonable business travel in connection with his duties hereunder.

In addition, effective upon the Effective Date, the Executive shall serve as a member of the Company's Board of Directors (the "Board"); provided, however, that the Executive’s continued service as a member of the Board shall at all times remain subject to any and all nomination and election procedures in accordance with the Company’s by-laws.

SECTION III
PERIOD OF EMPLOYMENT

The period of the Executive's employment under this Agreement (the "Period of Employment") shall begin on the Effective Date and shall end on the third anniversary of the Effective Date (the “Term”), subject to earlier termination as provided in this Agreement. Effective upon the expiration of the Term, Executive’s employment hereunder shall be deemed to be automatically extended thereafter, upon the same terms and conditions, for an additional period of one year (the “Additional Term”) commencing upon the expiration of the Term unless either party shall have given written notice to the other, at least six (6) months prior to the expiration of the Term (or, if applicable, the Additional Term) of its intention not to extend the Period of Employment Period hereunder; provided that any such notice of non-extension delivered by the Company to Executive shall be deemed to constitute a Constructive Discharge (as defined below) of the Executive.

SECTION IV
COMPENSATION AND BENEFITS

For all services rendered by the Executive pursuant to this Agreement during the Period of Employment, including services as an executive officer, director or committee member of the Company or any subsidiary or affiliate of the Company, the Executive shall be compensated as follows:

(a) Base Salary

The Company shall initially pay the Executive a fixed base salary ("Base Salary") of not less than seven hundred thousand dollars ($700,000), per annum, and thereafter the Executive shall be eligible to receive annual increases as the Board deems appropriate, in accordance with the Company’s customary procedures regarding salaries of senior officers. Base Salary shall be payable according to the customary payroll practices of the Company, but in no event less frequently than once each month.

(b) Annual Incentive Awards

The Executive shall be eligible to earn a target Annual Bonus for each fiscal year of the Company ending during the Employment Period (each, an "Annual Bonus") equal to 100% of the Executive’s Base Salary for such fiscal year, if the Company achieves the target performance goals established by the Compensation Committee (the "Committee") for such fiscal year The Committee may establish such metrics whereby the Executive may earn an Annual Bonus in excess of the target Annual Bonus or an Annual Bonus less than the target Annual Bonus.

Any Annual Bonus that becomes payable to the Executive pursuant to this Section shall be paid to the Executive as soon as reasonably practicable following receipt by the Board of the audited consolidated financial statements of the Company for the relevant fiscal year, but in no event later than two and a half (2 ½) months following the end of the applicable fiscal year in which such Annual Bonus was earned. The Executive shall be entitled to receive any Annual Bonus that becomes payable in a lump sum cash payment, or, at his election, in any form that the Board generally makes available to the Company’s executive management team; provided that any such election is made by the Executive in compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder.

(c) Long-Term Incentive Awards

The parties hereby acknowledge that (i) the Executive has been awarded a long-term incentive equity award with a grant date value equal to three million dollars ($3,000,000) (the "Initial Grant") and (ii) the Initial Grant shall be subject to such terms and conditions, including relating to vesting conditions, as determined by the Committee (but subject to accelerated vesting in accordance with Section VIII below). During the Employment Period, the Executive shall be eligible for long term incentive awards as determined by the Committee in its discretion.

(d) Additional Benefits

The Executive shall be entitled to participate in all other compensation and employee benefit plans or programs and receive all benefits and perquisites for which salaried employees of the Company generally are eligible under any plan or program now in effect, or later established by the Company, on a basis no less favorable than as provided to any other similarly situated executive of the Company. The Executive shall participate to the extent permissible under the terms and provisions of such plans or programs, and in accordance with the terms of such plans and program.

SECTION V
BUSINESS EXPENSES

The Company shall reimburse the Executive for all reasonable travel and other expenses incurred by the Executive in connection with the performance of his duties and obligations under this Agreement. The Executive shall comply with such limitations and reporting requirements with respect to expenses as may be established by the Company from time to time and shall promptly provide all appropriate and requested documentation in connection with such expenses. Further, the Executive will receive access to Company aircraft or alternative air transportation, subject to applicable Company policies.

SECTION VI
DEATH AND DISABILITY

 The Period of Employment shall end upon the Executive's death. If the Executive becomes Disabled (as defined below) during the Period of Employment, the Period of Employment may be terminated at the option of the Executive upon notice of resignation to the Company, or at the option of the Company upon notice of termination to the Executive. For purposes of this Agreement, "Disability" shall have the meaning set forth in Section 409A ("Code Section 409A") of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder. The Company's obligation to make payments to the Executive under this Agreement shall cease as of such date of termination, except for Base Salary and any Annual Bonus earned but unpaid as of the date of such termination, and, in such event (a) each of the Executive’s then outstanding options to purchase shares of Cendant Corporation common stock (including options to purchase shares of Realogy common stock and Wyndham Worldwide Corporation common stock (and their successors) resulting from the adjustment to Cendant Corporation options in connection with the Company’s distributions of all of the shares of common stock of Realogy Corporation and Wyndham Worldwide Corporation (the "Adjusted Options")) shall become immediately and fully vested and exercisable (to the extent not already vested) and, shall remain exercisable during the extended post-termination exercise period set forth in the Prior Agreement, (b) subject to the proviso set forth below, each option to purchase shares of the Company common stock or stock appreciation right granted on or after July 28th 2006, (excluding any Adjusted Option to acquire the Company common stock) shall become immediately and fully vested and exercisable (to the extent not already vested) and, notwithstanding any term or provision relating to such option to the contrary, shall remain exercisable until the first to occur of the third (3rd ) anniversary of the Executive’s termination of employment and the original expiration date of such option or stock appreciation rights, and (c) subject to the proviso set forth below, all other long-term equity awards then outstanding shall become immediately vested; provided that, for purposes of the preceding sentence, with respect to any awards that vest pursuant to performance criteria measured over a multi-year period, with no interim vesting dates, such awards will instead be viewed as awards which vest in equal pro rata installments on each respective anniversary of the grant date, and accordingly, upon such termination event, such award will become vested with respect to shares which would otherwise vested prior to such termination date and within one year following such termination date; provided, however, that the vesting of such awards shall not occur unless and until the Company determines that all applicable performance goals have been attained (and the Executive will receive such vesting at the same time, and on the same basis, as other executive officers who are subject to the same performance goals). Upon the Executive's termination due to death or Disability, the Executive and each person who is his covered dependent at such time under the Company sponsored health and dental plan shall remain eligible to continue to participate in such plans (as they may be modified from time to time with respect to all senior executive officers), or such other plans subsequently made available to senior executive officers of the Company or any successor Company until the 2nd anniversary of such termination of employment (such benefits, the "Continuation of Health Benefits"). The executive does retain the right to participate in the Avis, Inc. Retiree Health Care Plan per the 1992 Avis Board of Director’s resolution.

SECTION VII
EFFECT OF TERMINATION OF EMPLOYMENT

(a) Without Cause Termination and Constructive Discharge. If the Executive's employment terminates during the Period of Employment due to (i) a Without Cause Termination, (ii) a Constructive Discharge (each as defined below) or (iii) the Company providing the Executive notification under Section III of this Agreement that it is not extending the Agreement for an Additional Term: (i) the Company shall pay the Executive (or his surviving spouse, estate or personal representative, as applicable), in accordance with paragraph (d) below, an amount equal to 299% multiplied by the sum of (A) the Executive’s then current Base Salary, plus (B) the Executive’s then current target Annual Bonus; (ii) each of the Executive’s then outstanding Adjusted Options shall become immediately and fully vested and exercisable (to the extent not already vested) and in accordance with the terms and conditions applicable to such options set forth in the Prior Agreement and shall remain exercisable for the extended post-termination exercise period set forth in the Prior Agreement, (iii) subject to proviso set forth in clause (iv) below, each option to purchase shares of the Company common stock or stock appreciation right granted on or after the July 28th 2006 (excluding any Adjusted Option to acquire the Company common stock) shall become immediately and fully vested and exercisable (to the extent not already vested) and, notwithstanding any term or provision thereof to the contrary, shall remain exercisable until the first to occur of the third (3rd ) anniversary of the Executive’s termination of employment and the original expiration date of such option or stock appreciation right, and (iv) all other long-term equity awards

(including, without limitation, the restricted stock units) shall become immediately vested; provided that, for purposes of the preceding sentence, with respect to any awards that vest pursuant to performance criteria measured over a multi-year period, with no interim vesting dates, such awards will instead be viewed as awards which vest in equal pro rata installments on each respective anniversary of the grant date, and accordingly, upon such termination event, such award will become vested with respect to shares which would otherwise vested prior to such termination date and within one year following such termination date; provided, however, that the vesting of such awards shall not occur unless and until the Company determines that all applicable performance goals have been attained (and the Executive will receive such vesting at the same time, and on the same basis, as other executive officers who are subject to the same performance goals). Upon such termination, the Executive shall also be entitled to the Continuation of Health Benefits and also be entitled to the Avis, Inc. Retiree Health Care Plan per the 1992 Avis Board of Director’s resolution.

(b) Termination for Cause; Resignation. If the Executive's employment terminates due to a Termination for Cause or a Resignation, Base Salary and any Annual Bonus earned but unpaid as of the date of such termination shall be paid to the Executive in accordance with paragraph (d) below. Outstanding stock options and other equity awards held by the Executive as of the date of termination shall be treated in accordance with their terms. Except as provided in this paragraph, the Company shall have no further obligations to the Executive hereunder.

(c) For purposes of this Agreement, the following terms have the following meanings:

i. "Termination for Cause" means (a) the Executive’s willful failure to substantially perform his duties as an employee of the Company or any subsidiary (other than any such failure resulting from incapacity due to physical or mental illness), (b) any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct against the Company or any subsidiary, (c) the Executive’s conviction of a felony or any crime involving moral turpitude (which conviction, due to the passage of time or otherwise, is not subject to further appeal), (d) the Executive’s gross negligence in the performance of his duties or (e) the Executive purposefully or negligently makes (or has been found to have made) a false certification to the Company pertaining to its financial statements.

ii. "Constructive Discharge" means (a) any material failure of the Company to fulfill its obligations under this Agreement (including without limitation any reduction of the Base Salary, as the same may be increased during the Period of Employment, or other element of compensation) or any material diminution to the Executive’s duties and responsibilities relating to service as an executive officer, including if the Executive was immediately prior to a Corporate Transaction an executive officer of a public company, the Executive ceasing to be an executive officer of a public company, (b) the Business Office is relocated to any location which is more than 30 miles from the city limits of Parsippany, New Jersey, (c) after the occurrence of a Corporate Transaction, the Executive's failure to become the Chief Executive Officer of the Company, or if the Company is then a subsidiary, the Chief Executive Officer of the ultimate parent of the Company or (d) the Executive is not nominated to be a member of the Board. The Executive shall provide the Company a written notice of his intention to resign within 60 days after the Executive knows or has reason to know of the occurrence of any such event which notice describes the circumstances being relied on for the termination with respect to this Agreement. With respect to clauses (a) and (b) of this paragraph, the Company shall have ten (10) days after receipt of such notice to remedy the event prior to the termination for Constructive Discharge and, upon the timely remedy of such event, such event shall no longer constitute a basis for Constructive Discharge.

iii. "Without Cause Termination" or “Terminated Without Cause” means termination of the Executive's employment by the Company other than due to death, disability, or Termination for Cause.

iv. “Resignation” means a termination of the Executive’s employment by the Executive, other than in connection with a Constructive Discharge.

v. “Corporate Transaction” means either:

(a) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act, as amended (the “Exchange Act”) (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (C) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Company common stock), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding voting securities (excluding any person who becomes such a beneficial owner in connection with a transaction immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board of the entity surviving such transaction or, if the Company or the entity surviving the transaction is then a subsidiary, the ultimate parent thereof); or

(b) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least one-half (1/2) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended.

(d) Conditions to Payment and Acceleration. All payments due to the Executive under this Section VII shall be made as soon as practicable, but in no event earlier than the date permitted under Section 409A of the Code, to the extent such payment is subject to Section 409A of the Code; provided, however, that such payments shall be subject to, and contingent upon, the execution by the Executive (or his beneficiary or estate) of a release of claims against the Company and its affiliates in such reasonable form determined by the Company in its sole discretion. The payments due to the Executive under this Section VII shall be in lieu of any other severance benefits otherwise payable to the Executive under any severance plan of the Company or its affiliates.

SECTION VIII
OTHER DUTIES OF THE EXECUTIVE
DURING AND AFTER THE PERIOD OF EMPLOYMENT

(a) The Executive shall, with reasonable notice during or after the Period of Employment, furnish information as may be in his possession and fully cooperate with the Company and its affiliates as may be requested in connection with any claims or legal action in which the Company or any of its affiliates is or may become a party. After the Period of Employment, the Executive shall cooperate as reasonably requested with the Company and its affiliates in connection with any claims or legal actions in which the Company or any of its affiliates is or may become a party. The Company agrees to reimburse the Executive for any reasonable out-of-pocket expenses incurred by Executive by reason of such cooperation, including any loss of salary, and the Company shall make reasonable efforts to minimize interruption of the Executive’s life in connection with his cooperation in such matters as provided for in this paragraph.

(b) The Executive recognizes and acknowledges that all information pertaining to this Agreement or to the affairs; business; results of operations; accounting methods, practices and procedures; members; acquisition candidates; financial condition; clients; customers or other relationships of the Company or any of its affiliates ("Information") is confidential and is a unique and valuable asset of the Company or any of its affiliates. Access to and knowledge of certain of the Information is essential to the performance of the Executive's duties under this Agreement. The Executive shall not during the Period of Employment or thereafter, except to the extent reasonably necessary in performance of his duties under this Agreement, give to any person, firm, association, corporation, or governmental agency any Information, except as may be required by law. The Executive shall not make use of the Information for his own purposes or for the benefit of any person or organization other than the Company or any of its affiliates. The Executive shall also use his best efforts to prevent the disclosure of this Information by others. All records, memoranda, etc. relating to the business of the Company or its affiliates, whether made by the Executive or otherwise coming into his possession, are confidential and shall remain the property of the Company or its affiliates.

(c) (i) During the Period of Employment and for a two (2) year period following any termination of employment (the "Restricted Period"), the Executive shall not use his status with the Company or any of its affiliates to obtain loans, goods or services from another organization on terms that would not be available to him in the absence of his relationship to the Company or any of its affiliates.

(ii) During the Restricted Period, the Executive shall not make any statements or perform any acts intended to have the effect of advancing the interest of any existing competitors (or any entity the Executive knows to be a prospective competitor) of the Company or any of its affiliates or in any way injuring the interests of the Company or any of its affiliates. During the Restricted Period, the Executive, without prior express written approval by the Board, shall not engage in, or directly or indirectly (whether for compensation or otherwise) own or hold proprietary interest in, manage, operate, or control, or join or participate in the ownership, management, operation or control of, or furnish any capital to or be connected in any manner with, any party which competes in any way or manner with the business of the Company or any of its affiliates, as such business or businesses may be conducted from time to time, either as a general or limited partner, proprietor, common or preferred shareholder, officer, director, agent, employee, consultant, trustee, affiliate, or otherwise. The Executive acknowledges that the Company's and its affiliates' businesses are conducted nationally and internationally and agrees that the provisions in the foregoing sentence shall operate throughout the United States and those countries in the world where the Company then conducts business or has a plan to conduct business.

(iii) During the Restricted Period, the Executive, without express prior written approval from the Board, shall not solicit any members or the then-current clients of the Company or any of its affiliates for any existing business of the Company or any of its affiliates or discuss with any employee of the Company or any of its affiliates information or operation of any business intended to compete with the Company or any of its affiliates.

(iv) During the Restricted Period, the Executive shall not interfere with the employees or affairs of the Company or any of its affiliates or solicit or induce any person who is an employee of the Company or any of its affiliates to terminate any relationship such person may have with the Company or any of its affiliates, nor shall the Executive during such period directly or indirectly engage, employ or compensate, or cause or permit any person with which the Executive may be affiliated, to engage, employ or compensate, any employee of the Company or any of its affiliates. The Executive hereby represents and warrants that the Executive has not entered into any agreement, understanding or arrangement with any employee of the Company or any of its affiliates pertaining to any business in which the Executive has participated or plans to participate, or to the employment, engagement or compensation of any such employee.

(v) For the purposes of this Agreement, proprietary interest means legal or equitable ownership, whether through stock holding or otherwise, of an equity interest in a business, firm or entity or ownership of more than 5% of any class of equity interest in a publicly-held company and the term "affiliate" shall include without limitation all subsidiaries and licensees of the Company.

(d) The Executive hereby acknowledges that damages at law may be an insufficient remedy to the Company if the Executive violates the terms of this Agreement and that the Company shall be entitled, upon making the requisite showing, to preliminary and/or permanent injunctive relief in any court of competent jurisdiction to restrain the breach of or otherwise to specifically enforce any of the covenants contained in this Section VIII without the necessity of showing any actual damage or that monetary damages would not provide an adequate remedy. Such right to an injunction shall be in addition to, and not in limitation of, any other rights or remedies the Company may have. Without limiting the generality of the foregoing, neither party shall oppose any motion the other party may make for any expedited discovery or hearing in connection with any alleged breach of this Section VIII.

(e) The period of time during which the provisions of this Section VIII shall be in effect shall be extended by the length of time during which the Executive is in breach of the terms hereof as determined by any court of competent jurisdiction on the Company's application for injunctive relief.

(f) The Executive agrees that the restrictions contained in this Section VIII are an essential element of the compensation the Executive is granted hereunder and but for the Executive's agreement to comply with such restrictions, the Company would not have entered into this Agreement.

SECTION IX
INDEMNIFICATION

The Company shall indemnify the Executive to the fullest extent permitted by the laws of the state of the Company's incorporation in effect at that time, or the certificate of incorporation and by-laws of the Company, whichever affords the greater protection to the Executive (including payment of expenses in advance of final disposition of a proceeding).

SECTION X
CERTAIN TAXES

Anything in this Agreement or in any other plan, program or agreement to the contrary notwithstanding and except as set forth below, in the event that (i) the Executive becomes entitled to any benefits or payments under Section VII hereof and (ii) it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section X) (a “Payment”) would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, hereinafter collectively referred to as the “Excise Tax”), then the Executive shall be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing provisions of this Section X, if it shall be determined that the Executive is entitled to a Gross-Up Payment, but that the Payments do not exceed 110% of the greatest amount (the “Reduced Amount”) that could be paid to the Executive such that the receipt of Payments would not give rise to any Excise Tax, then no Gross-Up Payment shall be made to the Executive and the Payments, in the aggregate, shall be reduced to the Reduced Amount, provided, however, that the payments or benefits to be eliminated in effecting such reduction shall be agreed upon between the Company and the Executive. All determinations required to be made under this Section X, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Deloitte & Touche LLP or such other certified public accounting firm as may be designated by the Company.

SECTION XI
MITIGATION

The Executive shall not be required to mitigate the amount of any payment provided for hereunder by seeking other employment or otherwise, nor shall the amount of any such payment be reduced by any compensation earned by the Executive as the result of employment by another employer after the date the Executive's employment hereunder terminates.

SECTION XII
WITHHOLDING TAXES

The Executive acknowledges and agrees that the Company may directly or indirectly withhold from any payments under this Agreement all federal, state, city or other taxes that shall be required pursuant to any law or governmental regulation.

SECTION XIII
EFFECT OF PRIOR AGREEMENTS

This Agreement shall supersede any prior agreements between the Company and the Executive (including but not limited to the Prior Agreement) hereof, and any such prior agreement shall be deemed terminated without any remaining obligations of either party thereunder.

SECTION XIV
CONSOLIDATION, MERGER OR SALE OF ASSETS

Nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation which assumes this Agreement and all obligations and undertakings of the Company hereunder. If (i) there is a merger, consolidation or other business combination involving the Company, or (ii) all or substantially all of the voting stock of the Company is held by another public company, the term "the Company" shall mean the successor to the Company’s business or assets referred to in (i) above or such public company referred to in (ii) above, and this Agreement shall continue in full force and effect. Notwithstanding the foregoing, the Company shall require any successor thereto, by agreement in form and substance reasonably satisfactory to the Executive to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of the Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as Executive would be entitled hereunder if the Company had terminated Executive’s employment Without Cause as described herein, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date of termination.

SECTION XV
MODIFICATION

This Agreement may not be modified or amended except in writing signed by the parties. No term or condition of this Agreement shall be deemed to have been waived except in writing by the party charged with waiver. A waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver for the future or act on anything other than that which is specifically waived.

SECTION XVI
GOVERNING LAW

This Agreement has been executed and delivered in the State of New Jersey and its validity, interpretation, performance and enforcement shall be governed by the internal laws of that state.

SECTION XVII
ARBITRATION

(a) Any controversy, dispute or claim arising out of or relating to this Agreement or the breach hereof which cannot be settled by mutual agreement (other than with respect to the matters covered by Section VIII for which the Company may, but shall not be required to, seek injunctive relief) shall be finally settled by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state arbitration law) as follows: Any party who is aggrieved shall deliver a notice to the other party setting forth the specific points in dispute. Any points remaining in dispute twenty (20) days after the giving of such notice may be submitted to arbitration in New York, New York, to the American Arbitration Association, before a single arbitrator appointed in accordance with the arbitration rules of the American Arbitration Association, modified only as herein expressly provided. After the aforesaid twenty (20) days, either party, upon ten (10) days notice to the other, may so submit the points in dispute to arbitration. The arbitrator may enter a default decision against any party who fails to participate in the arbitration proceedings.

(b) The decision of the arbitrator on the points in dispute shall be final, unappealable and binding, and judgment on the award may be entered in any court having jurisdiction thereof.

(c) Except as otherwise provided in this Agreement, the arbitrator shall be authorized to apportion its fees and expenses and the reasonable attorneys' fees and expenses of any such party as the arbitrator deems appropriate. In the absence of any such apportionment, the fees and expenses of the arbitrator shall be borne equally by each party, and each party shall bear the fees and expenses of its own attorney.

(d) The parties agree that this Section XVII has been included to rapidly and inexpensively resolve any disputes between them with respect to this Agreement, and that this Section XVII shall be grounds for dismissal of any court action commenced by either party with respect to this Agreement, other than post-arbitration actions seeking to enforce an arbitration award. In the event that any court determines that this arbitration procedure is not binding, or otherwise allows any litigation regarding a dispute, claim, or controversy covered by this Agreement to proceed, the parties hereto hereby waive any and all right to a trial by jury in or with respect to such litigation.

(e) The parties shall keep confidential, and shall not disclose to any person, except as may be required by law, the existence of any controversy hereunder, the referral of any such controversy to arbitration or the status or resolution thereof.

SECTION XVIII
SURVIVAL

Sections VIII, IX, X, XI, XII and XIII shall continue in full force in accordance with their respective terms notwithstanding any termination of the Period of Employment.

SECTION XIX
SEPARABILITY

All provisions of this Agreement are intended to be severable. In the event any provision or restriction contained herein is held to be invalid or unenforceable in any respect, in whole or in part, such finding shall in no way affect the validity or enforceability of any other provision of this Agreement. The parties hereto further agree that any such invalid or unenforceable provision shall be deemed modified so that it shall be enforced to the greatest extent permissible under law, and to the extent that any court of competent jurisdiction determines any restriction herein to be unreasonable in any respect, such court may limit this Agreement to render it reasonable in the light of the circumstances in which it was entered into and specifically enforce this Agreement as limited.

*****

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Effective Date.

AVIS BUDGET GROUP, INC.

/s/ Mark Servodidio
                            By:  Mark Servodidio
                            Title:  Executive Vice President, Human Resources

                        F. ROBERT SALERNO

/s/ F. Robert Salerno